Exhibit 99.1

ULTA BEAUTY PROVIDES COVID-19-STORE RELATED BUSINESS UPDATE

Bolingbrook, IL – July 20, 2020 – Ulta Beauty, Inc. (NASDAQ: ULTA) today shared further updates to its operations as it continues to navigate the impact of COVID-19.

“In navigating the fluid dynamics of COVID-19, we are keeping the safety of our guests and associates at the heart of every decision we make,” said Mary Dillon, chief executive officer. “In parallel, we are making decisions to ensure continued strength as an industry leader with an eye towards long-term growth.”

As of today, Ulta Beauty has completed its phased reopening process. To meet individual comfort levels, guests can shop via Curbside Pickup, Buy Online Pickup in Store, on ulta.com, via the Ulta Beauty app and in Ulta Beauty stores. In addition to our Shop Safe Standards, starting today Ulta Beauty will require all guests and associates to wear facial coverings when in stores. As different parts of the country manage rising COVID-19 cases, the Company will maintain its close monitoring of government and health guidance as well as local case prevalence to inform nimble actions where necessary.

Mirroring its thoughtful reopening approach, the Company began welcoming back furloughed employees consistent with individual store operational needs. To date, approximately 50% of those furloughed in April have been reactivated.

“Our differentiated operating model, strong brand, dedicated associates, and engaging guest experiences continue to reinforce our optimism in long-term opportunities to increase market share and expand our retail footprint over time,” continued Dillon. “We anticipate COVID-19 will influence longer-term market shifts and create new real estate opportunities, supporting our ambition to ultimately operate between 1,500 to 1,700 Ulta Beauty stores in the U.S. To do so, we are proactively optimizing our real estate portfolio and have made strategic decisions to temporarily reduce new store openings and close a limited number of stores this year. Overall, our real estate portfolio generates healthy returns, and this limited and targeted approach to closing stores will position Ulta Beauty for even stronger financial performance in the future.”

Given the uncertainty and disruption created by COVID-19, the Company continues to refine its near-term new store opening plans and expects to open approximately 30 new stores in fiscal 2020. New store activity was temporarily paused in the first quarter due to COVID-19; openings are expected to resume in August 2020. As new store opening plans are finalized for fiscal 2021, the Company anticipates opening additional new stores in the U.S. and in mid-2021, will make its entry to Canada with a number of stores.

In addition, after evaluating its existing store portfolio, the Company plans to permanently close 19 stores in the second and third quarter of 2020. The Company intends to reassign affected store and salon associates where possible.

The Company plans to announce second quarter financial results on Thursday, August 27, 2020, after the market closes.

About Ulta Beauty

At Ulta Beauty (NASDAQ: ULTA), the possibilities are beautiful. Ulta Beauty is the largest U.S. beauty retailer and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products and salon services. In 1990, the Company reinvented the beauty retail experience by offering a new way to shop for beauty – bringing together All Things Beauty, All In One Place. Today, Ulta Beauty has grown to become the top national retailer offering the complete beauty experience.

Ulta Beauty brings possibilities to life through the power of beauty each and every day in our stores and online with more than 25,000 products from approximately 500 well-established and emerging beauty brands across all categories and price points, including Ulta Beauty’s own private label. Ulta Beauty also offers a full-service salon in every store featuring hair, skin, brow, and make-up services.

Ulta Beauty is recognized for its commitment to personalized service, fun and inviting stores and our industry-leading Ultamate Rewards loyalty program. Ulta Beauty operates retail stores across 50 states and also distributes its products through its website, which includes a collection of tips, tutorials, and social content. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the company’s current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the company or any other person that the future plans, estimates, targets, strategies or expectations contemplated by the company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

●	The uncertain negative impacts the coronavirus (COVID-19) has had, and will continue to have, on the company’s business, financial condition, profitability, cash flows and supply chain, as well as consumer spending;
●	epidemics, pandemics like COVID-19 or natural disasters that have and could continue to negatively impact the company’s sales;
●	changes in the overall level of consumer spending and volatility in the economy, including as a result of the COVID-19 pandemic;
●	the company’s ability to sustain its growth plans and successfully implement its long-range strategic and financial plan;
●	the company’s ability to gauge beauty trends and react to changing consumer preferences in a timely manner;
●	the possibility that the company may be unable to compete effectively in its highly competitive markets;
●	the company’s ability to execute its Efficiencies for Growth cost optimization program;
●	the possibility that cybersecurity breaches and other disruptions could compromise the company’s information or result in the unauthorized disclosure of confidential information;
●	the possibility of material disruptions to the company’s information systems;
●	the possibility that the capacity of the company’s distribution and order fulfillment infrastructure and the performance of its newly opened and to be opened distribution centers may not be adequate to support its recent growth and expected future growth plans;
●	changes in the wholesale cost of the company’s products;
●	the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues;
●	the company’s ability to attract and retain key executive personnel;
●	the company’s ability to successfully execute its common stock repurchase program or implement future common stock repurchase programs; and
●	other risk factors detailed in the company’s public filings with the Securities and Exchange Commission (the SEC), including risk factors contained in its Annual Report on Form 10-K for the year ended February 1, 2020, as such were amended and supplemented in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020, and which may be further amended or supplemented in its subsequently filed Quarterly Reports on Form 10-Q.

The company’s filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Kiley Rawlins, CFA
Vice President, Investor Relations
krawlins@ulta.com
(331) 757-2206

Patrick Flaherty
Senior Manager, Investor Relations
pflaherty@ulta.com
(331) 253-3521

Media Contact:

Eileen Ziesemer
Vice President, Public Relations
eziesemer@ulta.com
(708) 305-4479